                                                                   Exhibit 10.23






                    BOEHRINGER MANNHEIM U.S. HOLDINGS, INC.
                    ---------------------------------------

                   SUPPLEMENTAL RETIREMENT PLAN (PLAN NO.1)
                   ----------------------------------------

              (As Amended and Restated Effective January 1, 1993)

                    BOEHRINGER MANNHEIM U.S. HOLDINGS, INC.
                    ---------------------------------------
                   SUPPLEMENTAL RETIREMENT PLAN (PLAN NO. 1)
                   -----------------------------------------
              (As Amended and Restated Effective January 1, 1993)

                               TABLE OF CONTENTS

                                                                            PAGE

Article I. Establishment of the Plan ......................................... 1
       1.1   Establishment and Restatement ................................... 1
       1.2   Purpose ......................................................... 1

Article II. Definitions and Construction ..................................... 1
       2.1   Definitions ..................................................... 1
       2.2   Gender and Number ............................................... 7
       2.3   Employment Rights ............................................... 7
       2.4   Applicable Law .................................................. 7

Article III. Administration .................................................. 7
       3.1   Administration .................................................. 7
       3.2   Finality of Determination ....................................... 8
       3.3   Indemnification and Exculpation ................................. 8
       3.4   Self Interest ................................................... 9

Article IV. Participation .................................................... 9
       4.1   Participation ................................................... 9
       4.2   Other Retirement Income ......................................... 9

Article V. Benefits ......................................................... 10
       5.1   Retirement Benefits ............................................ 10
       5.2   Death Benefits ................................................. 12
       5.3   Supplemental Deferred Vested Benefits .......................... 14
       5.4   Commencement of Payments ....................................... 14
       5.5   Form of Payments ............................................... 15
       5.6   Calculation of Offsets and Actuarial Equivalence ............... 15
       5.7   Reductions for Certain Surviving Spouses ....................... 18

Article VI. Other Terminations of Employment ................................ 18
       6.1   Termination Before Five Years of Service ....................... 18
       6.2   Termination for Cause .......................................... 18

Article VII. Noncompetition ................................................. 18
       7.1   Noncompetition ................................................. 18

Article VIII. Miscellaneous ................................................. 20
       8.1   Amendment and Termination ...................................... 20
       8.2   Funding ........................................................ 21

      8.3  Tax Liability .................................................... 21
      8.4  Assignment ....................................................... 21
      8.5  Successors ....................................................... 22
      8.6  Severability ..................................................... 22
      8.7  Nonuniform Determinations ........................................ 22
      8.8  Separation From Other Plans ...................................... 22
      8.9  Effective Date ................................................... 22

EXHIBIT A ................................................................... 24

EXHIBIT B ................................................................... 25

                   BOEHRINGER MANNHEIM U.S. HOLDINGS, INC.
                   --------------------------------------
                  SUPPLEMENTAL RETIREMENT PLAN (PLAN NO. 1)
                  -----------------------------------------
              (As Amended and Restated Effective January 1, 1993)


                     Article I. Establishment of the Plan
                     ------------------------------------

         1.1   Establishment and Restatement. BOEHRINGER MANNHEIM U.S. HOLDINGS,
               -----------------------------
INC. ("Holdings") heretofore established and currently maintains a supplemental benefits plan on behalf of its subsidiaries and other affiliated corporations (collectively, "Boehringer"). Such plan was last amended and restated effective as of January 1, 1992. Such plan is hereby further amended and restated, effective as of January 1, 1993, and shall be known as the "Boehringer Mannheim U.S. Holdings Inc. Supplemental Retirement Plan" (the "Plan").

         1.2   Purpose. The Plan is intended to ensure a competitive level of
               -------
retirement benefits to a select group of senior executives of Boehringer, in order to attract and retain talented executives.

                   Article II. Definitions and Construction
                   ----------------------------------------

         2.1   Definitions.  Whenever the following terms are used in this Plan,
               -----------
they shall have the meaning specified unless a contrary intention is specifically and clearly indicated.

         (a)   "Actuarial Equivalent" means a benefit having the same present
               ----------------------
               value as the benefit it replaces. For purposes of establishing actuarial equivalence, present value shall be determined on the bases of the 1984-UP Mortality Table and the Assumed Interest Rate.

         (b)   "Administrative Committee" means the committee of three persons
               --------------------------
               designated to administer the Plan. The committee presently consists of James A. Lent, Barry Simmonds, and Robert H. Reynolds.

         (c)   "Assumed Interest Rate" means a rate equal to 120 percent of the
               -----------------------
               interest rate used, by the Pension Benefit Guaranty Corporation, for valuing immediate annuities upon termination of defined benefit plans. The Assumed

      Interest Rate used under the Plan during any Fiscal Year shall be based on 120 percent of the PBGC rate in effect on the first day of the month in which payment of a Participant's Benefits will be made or commence.
(d)   " Benefits" means any amounts payable under the Plan as Supplemental
        --------
      Retirement Benefits, Supplemental Early Retirement Benefits, Disability Retirement Benefits, Death Benefits, or Supplemental Deferred Vested Benefits, to or on behalf of a Participant who has met the requirements of the Plan for eligibility for such payments. For the purpose of calculating a Participant's total service with Boehringer, all service with any company(s) in the worldwide Holdings group shall be included.
(e)   "Board" means the Board of Directors of Holdings.
       -----
(f)   "Boehringer" means Holdings; however, references to "Boehringer" shall
       ----------
      also include (i) references to any subsidiary of Holdings and any other entity which, together with Holdings, is a member of a "controlled group" of corporations (as described in section 414(b) of the Code), (ii) references to any other entity which has been merged into or acquired by Holdings or by any subsidiary of Holdings which is included in the Holdings controlled group (as defined above) as long as the merged or acquired entity was part of the same controlled group as Holdings (or the Holdings subsidiary) in which it was merged or by which it was acquired immediately prior to the merger or the acquisition, and (iii) references to any successor entity resulting from a merger or consolidation with Holdings or from the transfer of substantially all of the assets of Holdings.
(g)   "Boehringer Income" means the total amount of income, calculated in United
       -----------------
      States dollars, received by a Participant from Boehringer in the form of base salary in a Fiscal Year plus one-half of the annual cash bonus paid to the Participant by Boehringer in such Fiscal Year. Boehringer Income shall also included any Participant deferrals pursuant to a cash or deferred arrangement under section 401(k) of the Code maintained by Boehringer, any salary and bonus deferred under any nonqualified deferred compensation arrangement maintained by Boehringer, and any amounts excluded from wages by reason of any Participant election pursuant to a cafeteria plan under section 125 of the Code maintained by Boehringer. Except for the annual cash bonus, Boehringer Income shall not include any incentive compensation (deferred or otherwise) or any other forms of compensation provided by Boehringer to an employee.

(h)  "CEO" means the Chief Executive Officer of Corange.
     -----

(i)  "Code" means the Internal Revenue Code of 1986, as it may be amended from
     ------
     time to time. Reference to a section of the Code shall also include any comparable provision of the Code that supersedes said section.

(j)  "Corange" means Corange Limited, a Bermuda corporation.
     ---------

(k)  "Death Benefits" means benefits payable to a Surviving Spouse upon the
     ----------------
     death of a Participant pursuant to section 5.2.

(l)  "Disability" means that because of injury or sickness a Participant cannot
     ------------
     perform substantially all of the material duties of his position as they existed immediately prior to such injury or sickness.

(m)  "Disability Retirement Date" means the date upon which a Participant ceases
     ----------------------------
     Employment as the result of a Disability.

(n)  "Early Retirement" means Retirement by a Participant at any time on or
     ------------------
     after the Participant's Early Retirement Date, but before his Normal Retirement Date.

(o)  "Early Retirement Date" means the date upon which a Participant retires
     -----------------------
     from Employment with Boehringer, at any time earlier than the Participant's Normal Retirement Date and after the Participant both attains age 55 and completes five years of service with Boehringer.

(p)  "Employment" means employment with Boehringer as determined by Boehringer.
     ------------
     However, the Administrative Committee may (in its sole discretion) treat any material diminution in a Participant's responsibilities or any change from active, full-time status as constituting a termination of Employment.

(q)  "Final Average Boehringer Income" means the annual average of a
     ---------------------------------
     Participant's Boehringer Income for the 36-month period ending on the date of the Participant's termination of Employment (by reason of Retirement or otherwise) or the Participant's Disability. If a Participant completed fewer than 36 months of service with Boehringer, his Final Average Boehringer Income shall mean the Participant's annual average Boehringer Income for his entire period of service with Boehringer.

(r)  "Fiscal Year" means the fiscal year of Holdings, which is the calendar
     -------------
     year, unless changed by the Board.

(s)  "Holdings" means Boehringer Mannheim U.S. Holdings, Inc., an Indiana
     ----------
     corporation, or any successor corporation resulting from a merger or consolidation with Holdings or transfer of substantially all of the assets of Holdings.

(t)  "Independent Actuary" means a person (or a firm of which he is a member)
     ---------------------
     who is an "enrolled actuary" under the Employee Retirement Income Security Act of 1974 ("ERISA")and who is chosen by the Administrative Committee to assist in performing calculations under the Plan.

(u)  "Long-Term Disability Plan" means any long-term disability plan maintained
     ---------------------------
     by Boehringer and covering a Participant, including benefits paid thereunder.

(v)  "Normal Retirement" means Retirement by a Participant on or after the
     -------------------
     Participant's Normal Retirement Date.

(w)  "Normal Retirement Date" means the last day of the Boehringer pay period
     ------------------------
     immediately following a Participant's sixty-fifth birthday.

(x)  "Other Retirement Income" means the total amount of annual retirement
     -------------------------
     income payable to a Participant, calculated in United States dollars, from any employment source other than Boehringer. Other Retirement Income shall include--

     (1) any employer-provided benefits that a Participant is entitled to receive (whether or not waived or deferred) from any plan that is a qualified retirement plan under section 401(a) of the Code and that is subject to the minimum funding requirements of section 412 of the Code;

     (2) any employer-derived benefits that a Participant is entitled to receive (whether or not waived) under a defined benefit retirement plan maintained outside of the United States;

     (3) one-half of any primary Social Security benefits that a participant is entitled to receive (whether or not waived or deferred); and

     (4) any benefits that a Participant is entitled to receive (whether or not waived or deferred) under a program that is comparable to the United States Social Security program and that is maintained by a government other than the United States government.

     In calculating any Death Benefits payable under section 5.2(a), "Other Retirement Income" shall not include any primary Social Security benefits under paragraph (3) or any benefits comparable to Social Security benefits under paragraph (4).

(y)  "Participant" means an employee of Boehringer selected to participate in
     -------------
     the Plan as described under section 4.1 and who has formally agreed to participate in the Plan. An individual shall continue as a Participant after his termination of Employment with Boehringer until all Benefits payable hereunder with respect to the individual have been paid or forfeited under the Plan. The word "Participant" shall not include any references to the spouse of an employee or of a former employee who participates in the Plan.

(z)  "Plan" means that Boehringer Mannheim U.S. Holdings, Inc. Supplemental
     ------
     Retirement Plan (Plan No. 1).

(aa) "Retirement" means the total cessation of Employment for or on behalf of
     ------------
     Boehringer by a Participant after attaining age 55 and completing at least five years of service with Boehringer or after attaining age 60.

(bb) "Retirement Date" means the date that a Participant begins receiving
     -----------------
     benefits under this Plan due to Retirement, Disability, or other termination of Employment.

(cc)    "RIP Plan" means the Boehringer Mannheim U.S. Holdings, Inc. Retirement
        ----------
        Income Plan.

(dd)    "Supplemental Deferred Vested Benefits" means Benefits payable pursuant
        --------------------------------------
        to section 5.3, to a Participant whose Employment has ceased for a reason other than death, Disability, or Retirement and who is eligible for a benefit pursuant to the other provisions of the Plan.

(ee)    "Supplemental Disability Retirement Benefits" means Benefits payable
        ---------------------------------------------
        pursuant to section 5.1(c), to a Participant whose Employment has ceased as a result of Disability.

(ff)    "Supplemental Early Retirement Benefits" means reduced Benefits payable
        ----------------------------------------
        pursuant to section 5.1(b), upon Early Retirement.

(gg)    "Supplemental Retirement Benefits" means Benefits payable to a
        ----------------------------------
        Participant who retires, pursuant to section 5.1(a).

(hh)    "Surviving Spouse" means the legally married spouse of a Participant who
        -----------------
        survives that Participant's death.

(ii)    "Termination for Cause" means that a Participant's Employment with
        -----------------------
        Boehringer has terminated because the Participant engaged in a willful or deliberate act of commission or omission which is injurious to the finances or reputation of Boehringer. Termination for Cause shall include, but is not limited to-

        (1) Committing any material breach of this Plan, including, without limitation, the provisions of Article VII regarding noncompetition,

        (2) Committing any dishonest, unethical, fraudulent, or felonious act either in respect to duties to Boehringer, or which results in material damage to the business, reputation, or goodwill of Boehringer,

        (3) Gross negligence or intentional wrongdoing in connection with employment, which has a substantial adverse effect on Boehringer, its business, or reputation,

        (4)  Prolonged unexcused absence from duties,

          (5) Material breach of any employment or other agreement with Boehringer, or

          (6) Entering into unauthorized negotiations with any organization which is competitive with the then present business of Boehringer regarding the rendering of personal services for such organization.

          If a Participant resigns from Employment with Boehringer, and the Administrative Committee determines that the resignation was in anticipation of Termination for Cause, the Participant's resignation shall be deemed a Termination for Cause.

     (jj) "Valuation Date" means the first day of the calendar year for which a
          ----------------
          contribution is made.

     2.2  Gender and Number. Except when otherwise indicated by the context,
          -----------------
words in the masculine gender shall include the feminine and neuter genders; the plural shall include the singular and the singular shall include the plural.

     2.3  Employment Rights. Establishment of the Plan shall be construed to
          -----------------
give any Participant the right to be retained in the employment of Boehringer or to any benefits not specifically provided by the Plan.

     2.4  Applicable Law. This Plan is fully exempt from Titles II, III, IV of
          --------------
ERISA. The Plan shall be governed by and construed in accordance with Title I of ERISA and the laws of the State of Indiana.


                          Article III. Administration
                          ---------------------------

     3.1  Administration.
          ---------------

     (a) Except as specifically provided elsewhere in the Plan, the Administrative Committee shall have all such powers as may be necessary to carry out the provisions of the Plan and the transaction of the Plan's business. Upon resignation or death of a member of the Administrative Committee, the vacancy shall be filled by the remaining members of the Administrative Committee. If the remaining members of the Administrative Committee fail to agree on a successor, or there are no remaining members, the successor shall be selected, in writing, by at least two-thirds of the Participants. If the Participants fail to agree on a successor, the successor shall be selected by the CEO or the Board.

     (b) The Administrative Committee shall, at all times, consist of three individuals; one of whom is a director of Holdings but who is not an employee of Boehringer, one of whom is an employee of Corange or Boehringer (but who is not a Participant), and one of whom is a Participant. In addition, the Board may appoint a nonvoting Secretary to assist the Administrative Committee on its work.

     (c) The authority granted under this Article shall be subject to the right of the Board to amend or terminate the Plan, as provided in section 8.1.


     3.2  Finality of Determination.  The determination of the Administrative
          -------------------------
Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons; except where the right to make such determination is reserved to the CEO or the Board.


     3.3  Indemnification and Exculpation. The CEO, the members of the Board,
          -------------------------------
the members of the Administrative Committee, their agents and officers, and employees of Boehringer shall be indemnified and held harmless by Boehringer against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with Boehringer's written approval) or paid by them in satisfaction of a judgement in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

     3.4  Self Interest. A member of the Administrative Committee who is also a
          -------------
Participant shall not vote on any question relating specifically to himself. The CEO shall not exercise any discretionary authority under the Plan on any question relating specifically to himself.


                           Article IV. Participation
                           -------------------------

     4.1  Participation. Participants in the Plan shall be selected by the CEO
          -------------
or the Board from senior executives of Boehringer. Selections will be based upon the CEO's or the Board's determination of the past, present, and expected future contributions by executives to the long-term performance and growth of Boehringer. Executives selected by the CEO or the Board must accept participation in the Plan by written notice to the Administrative Committee. As a condition of participation in the Plan, candidates for participation shall be required to execute such other documents and agreements and to agree to such other conditions as the Administrative Committee may impose.


     4.2  Other Retirement Income.
          -----------------------

     (a) Executives who agree to participate also agree to submit a complete description of their Other Retirement Income, as defined in this Plan, at the time they accept participation and to update the description of Other Retirement Income at the beginning of each Fiscal Year. Foreign source income includable in Other Retirement Income will be translated into United States dollars using the rate of exchange accepted by the Internal Revenue Service for the preceding tax year. Upon Boehringer's written request, the Participant agrees to submit the last full year tax return filed with the Internal Revenue Service to the outside auditor of Boehringer's choice, in order to verify the Other Retirement Income reported by the Participant.

(b) A Participant who has received or receives a distribution in any form (including a lump sum payment) under a non-Boehringer retirement plan will report that amount as Other Retirement Income.

(c) The final determination of the exact amount of Other Retirement Income shall be made by the Administrative Committee and shall be binding upon all Participants.

                              Article V. Benefits
                              -------------------

5.1     Retirement Benefits.
        -------------------
(a) A Participant who attains his Normal Retirement Date while employed by Boehringer shall be eligible to receive Supplemental Retirement Benefits under the Plan. The Supplemental Retirement Benefits will begin as soon as practical following the date of the Participant's Normal Retirement. A Participant's Supplemental Retirement Benefit will be an annual amount, payable for the Participant's lifetime, equal to--
        (1) 60 percent of the Participant's Final Average Boehringer Income, reduced by

        (2) the sum of the Participant's Other Retirement Income, the benefit payable to the Participant under the RIP Plan and any benefit payable to the Participant under any defined benefit retirement arrangement maintained by Corange or by any non-United States based affiliate of Corange.

(b) A Participant who attains his Early Retirement Date while employed by Boehringer and retires before his Normal Retirement Date shall be eligible to receive Supplemental Early Retirement Benefits under the Plan. The Supplemental Early Retirement Benefits will begin as soon as practical following the Participant's Early Retirement. Except as adjusted below, a Participant's Supplemental Early Retirement Benefits will be an annual amount computed in the same manner as Supplemental Retirement Benefits under subsection (a). The following calculations shall be applied in determining the Supplemental Early Retirement Benefit:

     (i) The amount determined in section 5.1(a)(1) (before the application of the offset in section 5.1(a)(2)) shall be reduced to reflect the early commencement of the Benefit. The reduction for early commencement shall be .25 percent for each of the first 60 months and .41667 percent for each of the next 60 months (if any), that commencement of the Supplemental Early Retirement Benefits precedes the Participant's Normal Retirement Date.

     (ii) Additionally, if the Participant entered the Plan after January 1, 1992 and has completed fewer than ten complete years of service with Boehringer, his Supplemental Early Retirement Benefit (after reduction for early commencement) will be further reduced. The reduction shall be .41667 percent for each whole or fractional month that the Participant's years of service are less than ten years. This service reduction (in addition to the early commencement reduction) shall be applied to the amount determined under section 5.1(a)(1) before the application of the offset in section 5.1(a)(2), but after the application of the reduction in paragraph (i).

     (iii) Instead of the reductions described in paragraph (ii), if the Participant entered the Plan before January 1, 1992 and has completed fewer than five complete years of service with Boehringer, his Supplemental Early Retirement Benefit (after reduction for early commencement) will be further reduced. The reduction shall be .833 percent for each whole or fractional month that the Participant's years of service are less than five years, and this service reduction (in addition to the early commencement reduction) shall be applied to the amount determined under section 5.1(a)(1) before the application of the offset in section 5.1(a)(2), but after the application of the reduction in paragraph (i).

(c) A Participant who incurs a Disability while employed by Boehringer shall be eligible to receive Supplemental Disability Retirement Benefits under the Plan if the Participant completed five years of service with Boehringer or attained age 60 prior to the Participant's Disability Retirement Date. If a Participant is not enrolled in the Long-Term Disability Plan, the Participant shall receive no Supplemental Disability Retirement Benefits under this Plan. The Supplemental Disability Retirement Benefits will begin as soon as practical following the Participant's Disability Retirement Date. A Participant's Supplemental Disability Retirement Benefit will be an annual amount, payable for the Participant's lifetime, equal to--

     (1) 60 percent of the Participant's Final Average Boehringer Income, reduced by

     (2)  the sum of--

          (A) the amount the Participant would be eligible to receive under the Long-Term Disability Plan (assuming the Participant selected the highest level of coverage available under such
                 Plan), plus

          (B) the sum of the Participant's Other Retirement Income and the benefit payable to the Participant under the RIP Plan.

     The Participant's Supplemental Disability Retirement Benefit will not be reduced to reflect commencement thereof before the Participant's Normal Retirement Date or the Participant's failure to complete five years of service with Boehringer. If a Participant recovers from a Disability, his Supplemental Disability Retirement Benefits shall cease. Upon his subsequent Retirement or other termination of employment, he shall receive a benefit pursuant to the remaining provisions of this Plan, to the extent that he has satisfied the Plan requirements for such Benefits.

     5.2  Death Benefits.
          --------------
     (a) The Surviving Spouse of a participant will be eligible to receive a death benefit under this section 5.2(a) if the Participant dies while employed by Boehringer and prior to the commencement of benefits under section 5.1, but
     after either (1) completing five years of service with Boehringer or (2) attaining age 60. The amount of such benefit will be annual amount equal to 50 percent of the annual amount of Supplemental Retirement Benefits which would have been payable to the Participant, based on his Boehringer Income at his death, if the Participant had retired on his Normal Retirement Date and been entitled to receive benefits under section 5.1(a). Such payments will begin on the first day of the month next following the date of the Participant's death.

(b) The Surviving Spouse of a Participant will be eligible to receive a death benefit under this section 5.2(b) if the Participant dies after the commencement of Benefits under section 5.1 or 5.3. The amount of such benefit will be an annual amount equal to 50 percent of the annual amount of the Benefits payable to the Participant during his lifetime; provided, however, that for purposes of determining the amount of death benefit payable, the Benefits payable during the Participant's lifetime shall be recalculated by excluding from Other Retirement Income any primary Social Security benefit payable to the Surviving Spouse by reason of the Participant's death and by including any payments to the Surviving Spouse under the Long-Term Disability Plan. Such payments will begin on the first day of the month next following the date of the Participant's death.

(c) The Surviving Spouse of a Participant will be eligible to receive a death benefit under this section 5.2(c) if the Participant dies after termination of employment with Boehringer and prior to the commencement of Supplemental Deferred Vested Benefits under section 5.3, but after completing ten years of service with Boehringer (five years if the Participant entered the Plan before January 1, 1992). The amount of such benefit will be an annual amount equal to 50 percent of the annual amount of Supplemental Deferred Vested Benefits which would have been available to the Participant under section 5.3 on the first day of the month next following the Participant's sixty-fifth birthday. Such payments will begin on the first day of the month next following the date the Participant would have attained his sixty-fifth birthday.

     (d) Payments under this section will be continued to the Surviving Spouse until the Surviving Spouse's death.


     5.3   Supplemental Deferred Vested Benefits. A Participant whose Employment
           -------------------------------------
with Boehringer is terminated after completing ten years of service with Boehringer (five years if the Participant entered the Plan before January 1, 1992) but before becoming eligible for Supplemental Retirement Benefits or Supplemental Early Retirement Benefits shall be eligible to receive Supplemental Deferred Vested Benefits under the Plan. The Supplemental Deferred Vested Benefits will begin on the first day of the month coincident with or next following the Participant's sixty-fifth birthday. A Participant's Supplemental Deferred Vested Benefits will be an annual amount computed in the same manner as Supplemental Retirement Benefits under section 5.1(a), based on his Final Average Boehringer Income at his termination of employment and his projected age 65 Other Retirement Income and benefit under the RIP Plan.


     5.4   Commencement of Payments.
           ------------------------

     (a) Except as otherwise specified in this section 5.4, benefits payable under sections 5.1, 5.2, and 5.3 will commence on the dates specified therein.

     (b) A Participant eligible for a benefit under 5.3 or a Surviving Spouse eligible for a benefit under section 5.2(c) may request earlier commencement of such benefit. The Administrative Committee may allow Benefits payable with respect to the Participant or survivors spouse to commence at any time after the Participant attains (or would have attained) age 55.

     (c) The Administrative Committee may grant early commencement of benefits upon the written petition of the Participant or, if the Participant is deceased, the Participant's Surviving Spouse. The approval or denial of such petition shall be in the sole discretion of the Administrative Committee. However, such petition may not be approved unless the Participant, or Surviving Spouse, can demonstrate either (1) proof of financial need, (2) that such payment is in the best interest of Boehringer, or (3) that such payment will not result in a significant financial detriment to Boehringer. If benefits commence early under this section, they shall be reduced to reflect the early commencement thereof and shall be the Actuarial Equivalent of the Benefits otherwise payable under the Plan.

     5.5   Form of Payments.
           ----------------

     (a) Benefit payments under the Plan shall normally be made for the life of the Participant and his Surviving Spouse, as described elsewhere in this Article V. However, upon the written petition of the Participant (or the Participant's Surviving Spouse if the Participant is dead), the Administrative Committee may provide for all or any part of the benefits payable with respect to a Participant to be made in a single lump sum payment. The approval or denial of such petition shall be in the sole discretion of the Administrative Committee; provided, however, such petition may not be approved unless the Participant (or Surviving Spouse) can demonstrate either (1) proof of financial need, (2) that such payment is in the best interest of Boehringer, or (3) that such payment will not result in a significant financial detriment to Boehringer. A Participant who requests a lump sum payment as a condition of the Administrative Committee's approval, shall execute such other documents and agreements as are consistent with the terms of this Plan as the Administrative Committee may impose.

     (b) Lump sum payments under this section shall be the Actuarial Equivalent of the Benefits payable with respect to the Participant.

     5.6   Calculation of Offsets and Actuarial Equivalence.
           ------------------------------------------------

     (a) The Administrative Committee is authorized to interpret the terms of the Plan and calculate all Benefits payable under the Plan. Such interpretations shall comply with the rules contained in this section. Such calculations shall be made by, or with the guidance of, the Independent Actuary. However, subsection (d) shall only apply to Participants who entered the Plan after January 1, 1992.

(b) The offset under this Plant for a married Participant's Other Retirement Income and under the RIP Plan shall be calculated as a 50 percent joint and survivor annuity (with the Participant's Surviving Spouse as the contingent annuitant) beginning at the later of (1) the Participant's Retirement Date or (2) the earliest date that the Other Retirement Income or RIP payments are available. The offset under this Plan for an unmarried Participant's Other Retirement Income and under the RIP Plan shall be calculated as a single life annuity beginning on the later of (A) the Participant's Retirement Date or (B) the earliest date that the Other Retirement Income or RIP Plan payments are available. Such annuities shall be the Actuarial Equivalent of the amount of Other Retirement Income or the amount under the RIP Plan actually payable (or paid) to the Participant.

(c) If a Participant (or his Surviving Spouse) is receiving payments under this Plan in a lump sum-

     (1) If the Participant's Other Retirement Income or benefit under the RIP Plan is either maintained in an individually-maintained account or is paid as a lump sum, then the offset for the Other Retirement Income or the benefit under the RIP Plan (as applicable) shall be determined on the basis of such account balance or lump sum as of the Retirement Date.

     (2) If the Participant's Other Retirement Income is maintained under a defined benefit plan, then the offset for the Other Retirement Income shall be determined as of the date payment of the lump sum under this Plan is payable.

(d) If the payment of Other Retirement Income begins before the payment of Benefits under this Plant, the offset for the Other Retirement Income shall be based on the sum of (A) the amount of such Other Retirement Income payments made when Benefits are payable under this Plan, and (B) the

                                     -19-
           annuity equivalent of all payments made before Benefits are payable under this Plan, plus interest thereon. For purposes of this subsection (d), interest on any payments of Other Retirement Income shall be based on 120 percent of the interest rate used, by the Pension Benefit Guaranty Corporation, for valuing immediate annuities upon termination of defined benefit plans. The interest rate used shall be based on such PBGC rates as in effect on the first day of each Plan Year for the period between payment of the Other Retirement Income and the commencement of Benefits under this Plan.

     (e)   For purposes of applying this section 5.6--

           (1) If a benefit under this Plan is payable as a lump sum, a Participant's primary Social Security benefit will be based on the law in effect on his Retirement Date and will be determined on the assumption that the maximum Social Security benefits will increase at an annual rate equal to the Assumed Interest Rate in effect at the date on which payment of a Participant's Benefits commence, minus 200 basis points.

           (2) If the benefit under this Plan is payable as an annuity beginning before a participant's sixty-second birthday, the Participant's primary Social Security benefit will equal the maximum primary Social Security benefit based on the law in effect on the later of the Participant's Retirement Date or the Participant's sixty-second birthday.

     (f) In calculating Disability retirement benefits under section 5.3, the Social Security benefit used under paragraph (3) will be based on the actual Social Security disability award to the Participant.

     (g) The offset under this Plan for benefits under any defined retirement arrangement maintained by Corange or any of its non-United States based affiliates shall be calculated by the Administrative Committee, in its sole discretion, consistent with Section 5.6(b) above.

     (h) For purposes of Section 5.1(c) and Section 5.2(b), the offsets for amounts payable under the Long-Term Disability Plan shall only be effected for the calendar months in which amounts are actually payable under the Long-Term Disability Plan.

     5.7  Reductions for Certain Surviving Spouses.  If a Surviving Spouse is
          ----------------------------------------
entitled to Benefits under this Article V, and if the Surviving Spouse is more than ten years younger than the Participant, the amount otherwise payable to the Surviving Spouse hereunder shall be reduced to reflect the actuarial value of such age difference. The Surviving Spouse's benefit shall be reduced so that it is the Actuarial Equivalent of the benefit payable to a Surviving Spouse who is ten years younger than the Participant.


                 Article  VI, Other Terminations of Employment
                 ---------------------------------------------

     6.1  Termination Before Five Years of Service.  If a Participant's
          ----------------------------------------
Employment with Boehringer terminates for any reason other than Retirement, death or Disability before the Participant completes ten years of service with Boehringer (five years in the case of a Participant who entered the Plan before January 1, 1992), the Participant (and his Surviving Spouse) will not be entitled to any benefits under the Plan. If a Participant's Employment with Boehringer terminates due to death or Disability, and before the Participant completes five years of service with Boehringer or attains age 60, the Participant (and his Surviving Spouse) will not be entitled to any benefits under the Plan.

     6.2  Termination for Cause.  Notwithstanding anything to the contrary
          ---------------------
contained elsewhere in this Plan, any Participant whose employment is terminated under circumstances that constitute Termination for Cause will not be entitled to any benefits under the Plan. This provision shall apply without regard to the Participant's age or years of Boehringer service at the time of such termination.


                          Article VII, Noncompetition
                          ---------------------------

     7.1  Noncompetition.  The Participant's right to receive Benefits provided
          --------------
in this Plan and to have any Benefits paid to his Surviving Spouse under this Plan are further conditioned upon the following terms and conditions:

(a) The Participant will not act, directly or indirectly, as a stockholder, officer, director, employee, agent, sole proprietor, partner, or consultant of, or otherwise participate in, any enterprise or organization which is competitive with the then present business of Boehringer, as it is now being conducted or may be conducted during the payment of Benefits under the Plan. This does not include a financial interest in widely held corporations which are quoted and sold on the open market, unless (1) the amount held is in excess of 10 percent of the outstanding stock of that corporation, or (2) the stock has a value representing more than 100 percent of the individual's personal net worth.

(b) The Particpant will not knowingly participate, directly or indirectly, in the employment, solicitation for employment, or advice or recommendation to any person or business entity that he or it employ, or solicit for employment, any individual now or hereafter employed in other than an hourly-paid capacity by Boehringer, including any dealer, distributor, or independent contractor acting as an agent of Boehringer with respect to the sale or distribution of products sold by Boehringer, without the prior express written consent of Boehringer.

(c) The Participant will not solicit, contact, or communicate with any physician, scientist, or other person who is or has been involved in the development of Boehringer's products during the Participant's employment with Boehringer concerning the development of products reasonably related to the present business of Boehringer, as it is now being conducted or may be conducted during the payment of Benefits under the Plan, without the express prior written consent of Boehringer.

(d) The Participant will treat as confidential and will not, without prior written authorization from Boehringer, directly or indirectly disclose to any person, firm, association, or corporation, or use for Participant's own benefit, any financial statements, information, plans, products, data, results of tests or surveys, customer or supplier lists, or any other trade secrets or confidential material or information regarding Boehringer, including any and all information and instructions, technical or otherwise, obtained, compiled, prepared, issued, or communicated for the use of Boehringer, or any information concerning the present or future products, processes or methods of operation of Boehringer, or information concerning improvements or inventions or know-how relating to the same or any part thereof, it being the intent of Boehringer to restrict Participant from disseminating or using for Participant's own benefit any information belonging directly or indirectly to Boehringer, or agents which is not readily available to the general public.

     (e) The Participant agrees to return to Boehringer all data, drawings, prints, and other written information (including all copies thereof) in the Participant's possession or under the Participant's control which were prepared by or for the Participant or furnished Participant by Boehringer or its subsidiaries, affiliates, employees, agents, or consultants during the term of the Participant's employment by Boehringer prior to termination.

     (f) The participant will not, directly or indirectly, taken any action which could or would interfere with, damage or destroy the goodwill and reputation of Boehringer or any of its directors, officers, employees, operations, or products.

                          Article VIII. Miscellaneous
                          ---------------------------

     8.1  Amendment and Termination. The CEO or the Board may at any time
          -------------------------
terminate or amend the Plan in any respect. However, a termination or amendment of the Plan shall not, without the written consent of the Participant reduce the amount payable with respect to the Participant, based on-

     (a) the Participant's Boehringer Income at the time the amendment is adopted,

     (b) the Plan provisions in effect at the time the amendment is adopted, and

     (c) the value of offsets for Other Retirement Income as determined when Benefit payments under this Plan commence.

     8.2  Funding.
          -------

     (a) All benefits paid under the Plan shall be paid from the general assets of Boehringer, except to the extent paid from any "grantor trust" (under sections 671 through 677 of the Code) maintained by Boehringer in connection with the Plan. Said trust is subject to the claims of creditors of Boehringer in the event of its insolvency. This Plan shall not be interpreted to provide any Participant or Surviving Spouse with any secured interest or right to any assets of Boehringer, and no Participant or Surviving Spouse shall acquire any interest greater than that of an unsecured creditor.

     (b) Boehringer shall make contributions to the trust no less often than twice per year. The Administrative Committee shall ensure that contributions are calculated using the guidance and methodology of Financial Accounting Standards Board statement No. 87. The first contribution required hereunder each year, to be made no later than July 1 of such year, shall fund the annual cost for the Participants on June 30 of such year. The second contribution required hereunder will be made no later than December 31 of each year. The second contribution shall fund the annual cost for individuals who become Participants in this Plan between July 1 and December 31 of such year. Boehringer may, in its sole discretion, make additional contributions to the trust to fund benefits accrued under this Plan.

     8.3  Tax Liability. Boehringer may withhold, or direct the withholding of,
          -------------
from any payment of Benefits hereunder any taxes required to be withheld and such sum as Boehringer may reasonably estimate to be necessary to cover any taxes for which Boehringer may be liable and which may be assessed with regard to such payment.

     8.4  Assignment. The Participant may not assign, pledge, or otherwise
          ----------
transfer or encumber any of Participant's Benefits except as permitted by agreement of the CEO or the Board.

   8.5 Successors. The Plan and the rights and obligations of Boehringer
       ----------
hereunder shall be binding upon, and inure to the benefits of the Participants and their Surviving Spouse only, and the successors and assigns of Boehringer.

   8.6 Severability. In the event that any one or more of the provisions of this
       ------------
Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   8.7 Nonuniform Determinations. The determinations of the CEO, the Board, or
       -------------------------
the Administrative Committee under the Plan need not be uniform and may be made selectively among Participants who receive, or are eligible to receive, Benefits under the Plan, whether or not such Participants are similarly situated. Such determination, however, may not result in payment to a Participant of an amount that is less than the amount that is otherwise provided for under the terms of this Plan. The Administrative Committee may, with the approval of the CEO on the Board, waive the application of specific provisions of the Plan for individual Participants. Such waivers may not adversely affect the Participant, and can be granted only if the waiver will not have a material adverse economic or competitive impact on the Plan or Boehringer.

   8.8 Separation From Other Plans. Except as otherwise required by law, no
       ---------------------------
Benefits under the Plan shall be taken into account in determining any benefit under any other pension, retirement, thrift, profit sharing, 401(k), group insurance, or other benefit plan maintained or hereafter established by Boehringer.

   8.9 Effective Date. This Plan, as initially adopted, was effective January 1,
       --------------
1985. The Plan, as restated herein, shall be effective January 1, 1993.


                                  **********

     IN WITNESS WHEREOF, BOEHRINGER MANNHEIM U.S. HOLDINGS, INC. has caused this instrument to be executed by its duly a officers on this_____day of ____________, 1993, effective as of the first day of January, 1993.


                                                       BOEHRINGER MANNHEIMM U.S.
                                                       HOLDINGS, INC.

                                                       By______________________

ATTEST:

By__________________________

                                   EXHIBIT A
                    Boehringer Mannheim U.S. Holdings, Inc.
                   Supplemental Retirement Plan (Plan No. 1)
                                 Election Form


The undersigned, an employee of Boehringer Mannheim U.S. Holdings, Inc. (including its subsidiaries and affiliates), having been selected by the CEO or the Board of Directors of Boehringer Mannheim U.S. Holdings, Inc. to participate in the Boehringer Mannheim U.S. Holdings, Inc. Supplemental Retirement Plan does hereby acknowledge having read the Supplemental Retirement Plan (Plan No. 1), prior to executing this Election Form, understanding the same and in consideration of becoming a Participant under the Plan, agrees to be bound by the terms and conditions of the Plan in all respect.

     IN WITNESS WHEREOF, I have executed this Election Form to the Boehringer Mannheim U.S. Holdings, Inc. Supplemental Retirement Plan (Plan No.1), effective
_____________________.

WITNESS:                               PARTICIPANT

___________________________________    ___________________________________
                                       Signature

                                       ___________________________________
                                       Printed or Typed Name

RECEIVED AND ACKNOWLEDGED:
BOEHRINGER MANNHEIM U.S.
HOLDINGS, INC.

By___________________________________
     Signature

_____________________________________

_____________________________________
Printed or Typed Name and Title

Date_________________________________

                                   EXHIBIT B

                    Boehringer Mannheim U.S. Holdings, Inc.

                   Supplemental Retirement Plan (Plan No. 1)

                                Acceptance Form

The undersigned, an employee of Boehringer Mannheim U.S. Holdings, Inc. (including its subsidiaries and affiliates), having been selected by the CEO or the Board of Directors of Boehringer Mannheim U.S. Holdings, Inc. to participate in the Boehringer Mannheim U.S. Holdings, Inc. Supplemental Retirement Plan does hereby acknowledge having read the Supplemental Retirement Plan (Plan No. 1) (the "Plan"), as amended, prior to executing this Acceptance Form, understanding the same.

In consideration of my continued participation in the Plan, I hereby agree to be bound by the terms and conditions of the Plan, as amended and restated effective January 1, 1993, in all respects. I also accept the benefits provided to me under the terms of the Plan, as so amended, in lieu of all benefits provided to me and my beneficiaries under the terms of the Plan, prior to said restatement, and waive all rights and benefits that may have accrued to me under the terms of the Plan prior to said restatement.

     IN WITNESS WHEREOF, I have executed this Acceptance Form to the Boehringer Mannheim U.S. Holdings, Inc. Supplemental Retirement Plan (Plan No. 1), as restated effective January 1, 1993, this _______ day of _____________, 199__.


WITNESS:                                  PARTICIPANT'S SPOUSE



_________________________________         ______________________________________
                                          Signature

                                          ______________________________________
                                          Printed or Typed Name


RECEIVED AND ACKNOWLEDGED:
BOEHRINGER MANNHEIM U.S.
HOLDINGS, INC.


By ______________________________
      Signature


_________________________________
_________________________________
Printed or Typed Name and Title


Date ____________________________